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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) June 21,1996
                                                --------------------------------


                           REGENCY AFFILIATES, INC.
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            (Exact name of registrant as specified in its charter)


      Delaware                            1-7949              72-0888772
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(State or other jurisdiction            (Commission          (IRS Employer
    of incorporation)                  File Number)      Identification No.)


381 Robinwood Lane, Wheaton, IL                                60187
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    (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code (708) 690-8684
                                                  ------------------------------


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        (Former name or former address, if changed since last report.)
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ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Not Applicable.

ITEM 5. OTHER EVENTS.

See Attached Press Release.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS.

Not Applicable.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

Not Applicable.

ITEM 8. CHANGE IN FISCAL YEAR.

Not Applicable.







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                                  SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        REGENCY AFFILIATES, INC.



Dated June 21, 1996                     /s/ Gary K. Nuttall
                                        -------------------------------
                                        Gary K. Nuttall, President

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                                                        REGENCY AFFILIATES, INC.
                                                                     NASDAQ:RAFF


JUNE 21, 1996
CONTACT: GARY K. NUTTALL 708-690-8684

        Regency Affiliates, Inc. announced today that it had closed a $3.5 million zero coupon loan with an undisclosed lender. The loan has a term of approximately 9 1/2 years, with a final maturity date of December 31, 2005. Except for certain rights of Regency to make voluntary prepayments or of the lender to require prepayments in certain limited circumstances, principal and accrued interest on the loan become due at the maturity date. Regency intends to use the proceeds of the loan for acquisitions and/or general corporate purposes.

        Regency's common stock is traded in the Bulletin Board of NASDAQ under the symbol RAFF.